EXHIBIT 10.30
*** Text omitted and Filed Separately
with the Securities and Exchange Commission.
CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. §§200.80(b)(4) and 240.24b-2

28903 North Avenue Paine, Valencia, California 91355 USA 61 South Paramus Road, Paramus, New Jersey 07652 USA One Casper Street, Danbury, Connecticut 06810 USA www.mannkindcorp.com
Supply Agreement
          This Supply Agreement (the “Agreement”) is made as of the 7th day of November, 2007 (the “Effective Date”) by and between MannKind Corporation, a Delaware corporation (“MannKind”), with its principal office and place of business at 28903 North Avenue Paine, Valencia, CA 91355, U.S.A., and N.V. Organon, a Dutch company (“Organon”) with its principal office and place of business at Kloosterstraat 6, 5349 AB OSS, The Netherlands (each of MannKind and Organon, a “Party” and together, the “Parties”).
RECITALS
          Whereas, MannKind is in the business of developing, manufacturing and/or distributing pharmaceutical products, medical devices and/or biotechnology products;
          Whereas, Organon is in the business of manufacturing and supplying active pharmaceutical ingredients, including the Product (as defined below);
          Whereas, MannKind and Organon now desire to enter into this Agreement to provide the terms and conditions upon which Organon shall manufacture for and supply to MannKind the Product.
Agreement
          Now Therefore, in consideration for the covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.
1. Certain Definitions.
          1.1 “Additional Quantities” means any quantities for which MannKind has issued a Purchase Order in accordance with § 4.2.
          1.2 “Affiliate” means, with respect to any Party, another entity or person which directly or indirectly, is controlled by, or controls, or is under common control with such Party, where, for purposes of this definition, the term “control” means ownership, directly or indirectly, of more than 50% of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than 50% of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity, or if such level of ownership or control is prohibited in any country, any entity owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.
          1.3 “Confidentiality Agreement” means the confidentiality agreement between the Parties dated October 9, 2007, which agreement is amended per even date as the Effective Date (as amended, the “Confidentiality Agreement”) and attached to this Agreement as Exhibit C.
          1.4 “Confidential Information” means any confidential or proprietary information of a Party disclosed to the other Party or generated in the course of this Agreement, including inventions, know-how, works of authorship, software, data, software tools, designs, schematics, plans or other information relating to any work in process, future development, engineering, manufacturing, marketing or business plan, or financial or personnel matters relating to either Party, its present or future products, sales, suppliers, customers, employees, investors or business, however excluding any such information disclosed by Organon to MannKind under the Confidentiality Agreement, which is and remains governed thereby.
          1.5 “CPR” means the International Institute for Conflict Prevention & Resolution.
          1.6 “End Product” means MannKind’s proprietary insulin formulation, currently known as Technosphere®Insulin, as developed by MannKind and distributed and/or sold in the Territory and other such proprietary insulin formulations as Organon will, at the written request of MannKind, approve of to be governed by this Agreement, which approval shall not be unreasonably withheld.
          1.7 “Excluded Countries” are:

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          1.8 “Fixed Annual Quantities” means the fixed quantities of Product as described in § 4.1.
          1.9 “Current Good Manufacturing Practice” or “cGMP” means the methods to be used in, and the facilities or controls to be used for, the manufacture, processing, packing, or holding of a drug to assure that such drug meets the regulatory requirements of the United States Food and Drug Administration and as further defined in 21 C.F.R. Parts 210 and 211 and the guidance of the Center for Drug Evaluation and Research (“CDER”) and the Center for Biologics Evaluation and Research (“CBER”), and the European Commission Directive 2003/94/EC of October 8, 2003.
          1.10 “Intellectual Property Rights” means any and all rights in and to discoveries, concepts, ideas, technical information, developments, specifications, methods, drawings, designs, flow charts, diagrams, models, formulae, procedures, processes, schematics, specifications, algorithms, apparatus, inventions, ideas, know-how, materials, techniques, methodologies, modifications, improvements, works of authorship and data (whether or not protectable under patent, copyright, trade secrecy or similar laws), including patents, utility models, and registered and unregistered designs, including mask works, copyrights, trade secrets, design history, manufacturing documentation, and any other form of protection afforded by law to inventions, models, designs, works of authorship, databases or technical information and applications and registrations with respect thereto.
          1.11 “Non-conforming Product” means Product that does not conform to the Specifications, the Quality/Technical Agreement, or is not free and clear of all liens, claims and encumbrances upon delivery.
          1.12 “Product” means Recombinant Human Insulin manufactured for and supplied to MannKind under this Agreement for use in its manufacturing process of the End Product.
          1.13 “Project Team” has the meaning set forth in § 2.2(a).
          1.14 “Purchase Order” means a purchase order that is issued by, and binding on, MannKind and accepted by Organon for the purpose of obtaining the Product under this Agreement.
          1.15 “Quality/Technical Agreement” means a separate agreement, executed in accordance with § 8.3 of this Agreement, between the Parties which shall be incorporated herein by reference, and following its execution shall be attached hereto and made a part hereof as Exhibit B, and which sets forth, among other things, the quality control and quality assurance terms for the Product. In case of a discrepancy between this Agreement and the Quality /Technical Agreement, as to quality and technical matters the terms of the Quality/Technical Agreement shall govern, otherwise the provisions of this Agreement shall prevail.

          1.16 “Specifications” means the technical specifications for the Product, as further described in Exhibit A.
          1.17 “Territory” means all countries in the world except the Excluded Countries.
          1.18 “Total Annual Quantity” means with respect to any calendar year, the total of the Fixed Annual Quantities and Additional Quantities.
2. Performance Obligations
          2.1 Supply.
                    (a) Performance. Organon shall manufacture and supply the Product in accordance with the Specifications, Quality Agreement, and all applicable laws and regulations. Organon shall perform its activities in accordance with professional standards and practices including, but not limited to cGMP. Organon shall provide cGMP facilities as well as resources for such services including, but not limited to testing, release, storage, and manufacture of the Product. MannKind shall provide, upon request and only for use in accordance with the terms of this Agreement, Organon with any information that Organon reasonably requires to perform its obligations under this Agreement.
                    (b) Quantities. Subject to the other provisions of this Agreement, Organon shall supply MannKind with the Product in such quantities as MannKind may order.
                    (c) Subcontracting. Notwithstanding § 13.1, no Party shall delegate or subcontract the performance of activities under this Agreement to third party subcontractors without the prior written consent of the other Party, provided that such consent shall not be unreasonably withheld if (a) the delegating or sub-contracting Party controls the performance of such activities and remains fully responsible to the other Party for the performance of such activities and any breach of this Agreement by such third party subcontractor, and further provided that such third party subcontractor agrees in writing to comply with confidentiality restrictions at least as stringent as those set forth in this Agreement and, if applicable, the Confidentiality Agreement and (b) such delegating or sub-contracting Party provides prior written notice to the other Party of the identity of any such third party subcontractor.
          2.2 Project Team.
                    (a) Formation; Composition. The Parties shall form a team (“Project Team”), which shall be responsible for oversight of the activities under this Agreement. Each Party shall appoint to the Project Team an equal number of team members that have the requisite skills in the disciplines necessary for performance of activities under this Agreement. Each Party may change its Project Team members at any time by written notice to the other.
                    (b) Meetings. The Project Team shall meet at such times and locations as are agreeable to a majority of the Project Team members, but no less than once per calendar year. Project Team meetings may take place in person or through video or telephone communications. At the initial meeting of the Project Team, the Project Team shall establish operating procedures for its meetings and activities. At each meeting of the Project Team, the Parties shall provide an update on the status of the activities conducted under this Agreement. Other personnel of each Party may attend Project Team meetings. Each Party shall bear the expense of participation of its respective Project Team members and other personnel in Project Team meetings. Written minutes shall be kept of all Project Team meetings and shall include material decisions made at such meetings.
          2.3 Regular Communication. Both Parties shall (i) be available for a reasonable number of telephone and written consultations on a schedule to be determined by mutual arrangement between the Parties, and (ii) shall respond to all telephone and written (e.g. letters, e-mail, fax) communications from the other Party within ten (10) days or as otherwise reasonably requested.
          2.4 Regulatory Approval. The Parties shall cooperate diligently and in good faith to obtain any and all necessary approvals and permits for the Product. The Parties shall bear the respective costs and shall pay all costs, consistent with industry practice, associated with obtaining such approvals or permits for the Product. The Parties shall provide such technical assistance to each other as is necessary for this purpose.
          2.5 Regulatory Compliance. In performing its obligations hereunder each Party shall comply with all applicable federal, state, municipal, or local laws, rules, regulations, orders, decisions or permits of any relevant jurisdiction relating to matters including, but not limited to employment, safety, health, environmental standards and requirements, non-discrimination, equal employment opportunity, import/export and privacy protection.
3. Ownership Rights
          3.1 Ownership Rights. Each Party shall retain ownership and control of their respective works of authorship, inventions, know-how, information, data, and all Intellectual Property Rights therein that were in existence as of the Effective Date or are created hereafter, whether or not in the course of the performance of its obligations under this Agreement. The Parties hereby acknowledge that neither Party has, nor shall it acquire, any interest in any of the other party’s Intellectual Property unless otherwise expressly agreed to in writing.
          3.2 Reservation of Rights. Except for the rights expressly provided in this Agreement, no other rights are granted by either Party to the other Party. Notwithstanding anything to the contrary, no rights or licenses are granted under this Agreement by either Party to the other for the use of any trade names, trademarks, and service marks.
4. Sale and Purchase Terms
          4.1 Purchase. Subject to the other provisions of this Agreement, Organon shall sell to MannKind and its Affiliates, and MannKind and its Affiliates shall purchase from Organon, for use only in MannKind’s End Product, one hundred percent (100%) of the Fixed Annual Quantities for the Product as provided in the table below.

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The Parties anticipate that Organon will supply and deliver, and MannKind will buy and take delivery, with respect to any calendar year, twenty five percent (25%) of the corresponding Fixed Annual Quantities per calendar quarter, unless otherwise agreed upon by the Parties.
Notwithstanding the foregoing, each year during the term of this Agreement the Parties shall meet within the fourth calendar year quarter, and no later than 1 December, to discuss the actual percentage of the Fixed Annual Quantities to be delivered for each of the subsequent four (4) quarters.
          4.2 Additional Quantity. [ *** ], Organon may, at its discretion, submit a binding offer to MannKind for any Additional Quantity of Product it would be willing to supply to MannKind [ *** ] in addition to the corresponding Fixed Annual Quantities. MannKind has the right to accept such binding offer within thirty (30) days of its receipt thereof by submitting a Purchase Order in accordance with § 4.3, after which period the offer is no longer binding upon Organon.
          4.3 Purchase Orders. Subject to § 4.1 and § 4.2, MannKind shall issue Purchase Orders to Organon [ *** ] in advance. All orders shall be evidenced by specific and separate Purchase Orders issued by MannKind to Organon pursuant to this § 4.3. Purchase Orders for Product may be submitted by MannKind to Organon in writing, or electronically pursuant to a mutually agreed upon process. All Purchase Orders shall contain: (a) the quantities ordered in accordance with § 4.1 and § 4.2; (b) the purchase price for Product ordered in accordance with § 7; (c) mutually agreed to delivery dates; and (d) shipping/installation instructions. Each Purchase Order shall be deemed to be a transaction issued under the terms of this Agreement between the Parties upon Organon’s acceptance of such Purchase Order. If MannKind issues any such Purchase Orders, Organon shall inform MannKind in writing of its acceptance or rejection thereof. Any deviation from an agreed upon scheduled delivery date for Product shall occur only upon approval by the Parties. No additional or inconsistent terms in any Purchase Orders or Purchase Order acknowledgements shall have any legal effect.
          4.4 Limits on Production of the Product. Notwithstanding anything to the contrary herein, if Organon, at such time it knows or becomes aware, does not have or is unable to secure the manufacturing capacity necessary to provide to MannKind the Product that MannKind desires to purchase during any year, then Organon shall inform MannKind in writing with [ *** ] notice of any reduced capacity, and Organon shall use commercially reasonable efforts to resolve the condition that caused the need to reduce such capacity.

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5. Manufacture
          5.1 Raw Materials. Organon shall be responsible for obtaining, and shall store at no cost to MannKind, any and all materials required for the manufacture of the Product, in reasonable quantities consistent with MannKind’s forecasts and orders for the Product.
          5.2 Manufacture of Product. Organon shall manufacture Product in accordance with § 2.1, § 2.5, and any applicable regulations with respect to the transportation, storage, use, handling and disposal of hazardous materials. Each Party shall promptly notify the other of any new instructions or specifications with respect to the Product required under any applicable laws and shall confer with each other with respect to the best means to comply with such requirements. Organon represents and warrants to MannKind that it has, and shall maintain during the term of this Agreement, all government permits, including without limitation health, safety and environmental permits, necessary for the conduct of the actions and procedures that it undertakes pursuant to this Agreement.
          5.3 Product Specifications; Testing. Product supplied hereunder shall conform to the Specification as set forth in Exhibit A and the warranty set forth in § 8.2. Organon shall perform quality control testing and quality oversight on the Product to be delivered to MannKind or its designee hereunder.
          5.4 Audits. Upon MannKind’s written request to Organon and in accordance with the Quality/Technical Agreement, MannKind shall have the right to have its representatives audit Organon’s facility during normal business hours to review Organon’s manufacturing operations related to the Product and to discuss any related issues with Organon’s manufacturing and management personnel.
          5.5 Change in Manufacturing Process. Organon shall, in accordance with the Quality/Technical Agreement, provide prior written notice to MannKind before Organon implements any major change in the materials, equipment, processes or procedures used to manufacture the Product.
          5.6 Required Change of Specifications. In the event any controlling regulatory authority requires updated, amended or revised Specifications that may directly affect the End Product, the Parties shall discuss in good faith the consequences thereof, including amending this Agreement. Organon shall not in any event be required to implement updated, amended or revised Specifications to the extent that this would necessitate a material change in its current manufacturing operations. For purposes of this § 5.6, a material change in Organon’s current manufacturing operations means a change or modification to the form, fit, function, method or process of manufacture or production of the Product hereunder which could (i) require any new regulatory filing with respect to the Product or (ii) affect the safety, efficacy or quality of the Product. If the Parties fail to mutually agree on the consequences of such required updated, amended or revised Specifications (including, without limitation, the division of the costs and expenses associated therewith), then the Parties shall attempt to resolve the matter through mediation in accordance with § 13.9 and § 13.12. If the Parties fail to reach agreement through mediation then either Party may terminate this Agreement in accordance with § 11.2 (e).

          5.7 Documentation. Organon shall keep complete, accurate and authentic accounts, notes, data and records of the work performed under this Agreement adequate to comply with all applicable laws. Organon shall maintain complete and adequate records pertaining to the methods and facilities used by it for the manufacture, testing and supply of the Product. Upon MannKind’s written request, Organon shall supply MannKind with copies of the documentation referenced in this § 5.7. MannKind acknowledges that all copies of Organon’s manufacturing records shall be protected under the confidentiality provisions of § 12.
6. Delivery and Acceptance
          6.1 Time and Place of Delivery. Organon shall ship the Product to MannKind’s Danbury, Connecticut facility, to arrive on the scheduled date, or within the timeframe specified, as set forth in the Purchase Orders as accepted by Organon in accordance with § 4.3. Organon shall retain samples of each batch as described in the Quality/Technical Agreement.
During the [ *** ] of this Agreement no Product shall be delivered to MannKind with less than [ *** ] shelf life left, provided that as a result of any mutually agreed to delivery postponements such required level of shelf life left can no longer be met, such required level shall be reduced with the duration of any such postponement, and from the [ *** ] of this Agreement onwards, in no event shall Product be delivered to MannKind with less than [ *** ] shelf life left.
          6.2 Risk of Loss. Organon shall bear the risk of loss for the Product until delivery to such designated facility at which time title to the Product and the risk of loss shall pass to MannKind.
          6.3 Documents. Each shipment of the Product shall be accompanied by accurate and complete documents including, but not limited to relevant certificates of analysis, certificates of compliance and a copy of the invoice.
          6.4 Inspection, Acceptance, and Rejection. MannKind shall have the right to inspect the Product as follows:
          (a) Initial Inspection. MannKind shall, without limitation, have the option to audit, inspect, review, and document, at Organon’s facility, any activities related to the manufacture, including, but not limited to processing, process testing, and final laboratory release testing to determine whether the Product is acceptable to MannKind, complies with the Specifications, and is not a Non-conforming Product. Any participation or presence by MannKind personnel does not waive Organon’s responsibilities to provide the agreed upon quantity of the Product, on the time of delivery, and in conformance with the Specifications.
          (b) Delivery Inspection. Upon delivery at MannKind’s facility, MannKind shall perform further testing to determine whether the Product is acceptable to MannKind, and is not a Non-conforming Product.

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If MannKind determines that a batch of Product does not conform to the Specifications based on MannKind’s analysis performed on the Product, or is for any other reason to be considered a Non-conforming Product, MannKind shall notify Organon thereof in writing [ *** ]. In the event the batch of Product does not conform to Specifications, or for any other reason is confirmed to be Non-conforming Product, Organon shall at MannKind’s option either (i) replace such Product free of charge as soon as reasonably possible, or (ii) issue a credit note on the basis of the purchase price paid in accordance with § 7 for such Non-conforming Product. If MannKind requests replacement of Non-conforming Product and Organon determines that replacement of such Product in a timely manner is not commercially reasonable, then it shall notify MannKind within a reasonable time, issue a credit note as described in (ii) above, and the Parties shall discuss in good faith a reasonable plan, including timeframes, to address any material delivery shortfall created by such Non-conforming Product. If MannKind does not notify Organon that any batch of Product is a Non-conforming Product during the [ *** ] period following delivery of such Product at MannKind’s facility, or does not reject any Non-conforming Product in accordance with the procedure described above, such batches of Product shall be deemed to have been accepted by MannKind; provided, however, that in the case of any batch of Product having latent defects that could not have been discovered by MannKind within the applicable period described above despite reasonable inspection by MannKind, MannKind may reject such batch of Product by giving written notice to Organon of MannKind’s rejection of such batch of Product [ *** ] after discovery of such latent defects.
In no event shall Product, whether Non-conforming or not, be returned to Organon without its prior written consent.
          6.5 Expert. If the Parties fail to agree on whether a batch of the Product does not conform to the Specifications or for any other reason is to be considered a Non-conforming Product or on the responsibility therefore the matter shall be finally determined by an expert to be nominated by agreement between the Parties, or failing agreement, by an expert, to be nominated by the CPR. The expert shall act as an expert and not as an arbitrator, but his opinion shall be binding upon the parties and his fees and expenses shall be borne by the party against which the expert’s opinion is rendered.
7. Pricing; Payment
          7.1 Purchase Price. The purchase price of the Product purchased from and delivered by Organon in any given calendar year pursuant to § 4 and § 6 shall be:

[ *** ]	[ *** ]
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Beginning on [ *** ], Organon may adjust the purchase price in accordance [ *** ]

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[ *** ] in the Chemical Industry Wage Index [ *** ], as published by the Central Bureau of Statistics in the Netherlands.
Beginning on [ *** ], in the event of any increases in prices of raw materials or other materials necessary for the manufacture of Product to be delivered to MannKind, Organon has the right to increase the purchase price of the Product [ *** ], to the extent it has been based on one or more of these factors, provided that Organon shall give [ *** ] prior written notice of each such increase, during which period Organon will in good faith consult with MannKind; provided that any purchase price increase shall only apply to (i) Purchase Orders following such purchase price increase, and (ii) to any deliveries under Purchase Orders accepted by Organon in accordance with § 4.3, if such deliveries according to the corresponding Purchase Order take place more [ *** ] following such purchase price increase.
Organon shall pursue continuous improvement and competitive best practice strategy to seek ways of improving the manufacturing and packaging performance under this Agreement to reduce the manufacturing and materials costs associated with the Product and mitigate any increases in labor and materials necessary for the manufacture of the Product.
All amounts due under this § 7.1 shall be due and payable by MannKind to Organon (or, in the case of a purchase by a MannKind Affiliate, by such Affiliate to Organon) in [ *** ] as at the date of Organon’s invoice per § 7.2.
          7.2 Payment. MannKind shall pay Organon for the Product within thirty (30) days of delivery of Product in accordance with § 6.1, for which Organon shall submit an invoice to MannKind, Attention: Accounts Payable, (electronically) danburyap@mannkindcorp.com or (paper invoices) One Casper Street, Danbury, CT 06810. If it in good faith disputes any portion of an invoice, then MannKind shall pay the undisputed amounts and the Parties shall use good faith efforts to reconcile the disputed amount as soon as practicable, in accordance with the terms of this Agreement. Organon shall not suspend work or seek to terminate this Agreement or any Purchase Order on account of MannKind’s failure to pay any invoiced amount which is the subject of a good faith bona fide dispute, provided that MannKind pays all undisputed amounts.
In the event Organon has a good faith belief that MannKind may not meet it’s financial obligations under this Agreement then Organon shall notify MannKind, in writing, within a reasonable time, not to exceed five (5) business days of such concerns. The Parties shall discuss, and meet as necessary, to negotiate a good faith resolution to such concerns, may refer the matter to their respective senior management, or attempt to resolve through mediation in accordance with § 13.12.
If MannKind fails to pay any undisputed amount when due, then, without prejudice to any other rights Organon may have, but only after having in good faith consulted MannKind, Organon may provide notice to the immediate effect that:

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          (i) default interest shall be due on the amount outstanding at the rate of [ *** ];
          (ii) all costs, including judicial, made in order to obtain payment by MannKind of the amount(s) due, shall be for account of MannKind;
          (iii) [ *** ], Organon shall, notwithstanding its obligation to consult in good faith with MannKind, at its discretion be entitled to demand adequate security to cover arrears, to demand prepayment of further deliveries as the terms thereof shall be reasonably discussed with MannKind, or to suspend further deliveries.
          7.3 Taxes. Unless otherwise provided on the Purchase Order, in addition to the price stated on the face of the Invoice, buyer shall pay costs for all sales, use, or excise taxes, assessments or other charges attributable to the sale, use, shipment transportation, or delivery of the goods.
8. Representations And Warranties; Covenants
          8.1 General Representations and Warranties. Each Party represents and warrants:
          (c) Corporate Power and Authorization. It is duly organized and validly existing under the laws of the state of its incorporation, and has full corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder; and
          (d) Binding Agreement. This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms; and
          (e) No Conflict. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any law or regulation of any court, governmental body, or administrative or other agency having jurisdiction over it; and
          (f) Resources. It has adequate resources, both financial and otherwise, to perform its duties hereunder.
          8.2 Warranty. Organon represents and expressly warrants that the Product provided hereunder shall conform to the Specifications, including the Quality/Technical Agreement, shall be in compliance with all applicable laws and regulations, and free from defect, claim, encumbrance or lien, and, subject to § 4.3, shall be delivered according to the

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terms of the relevant Purchase Order. If and to the extent the corresponding event is not governed by § 6.4, upon any breach of the warranty Organon shall at Organon’s sole expense promptly (and in no event longer than [ *** ]) correct, at no cost to MannKind, and at MannKind’s request, any such breach by replacement of the Product that did not conform to such warranty and shall provide technical assistance to MannKind to address the Product non-conformity issues. Any replacement shall be considered a new Product for purposes of this § 8.2.
Organon represents and expressly warrants that it has and shall at all times throughout the term of this Agreement has, whether by right, title, interest, including by license or otherwise, the Intellectual Property Rights that are required to use, manufacture, market, offer to sell, sell, import and export the Product in accordance with the terms of this Agreement and that this Agreement shall not infringe any third party rights.
EXCEPT AS EXPRESSLY PROVIDED HEREIN, ORGANON MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, AS TO THE QUALITY OR FITNESS FOR PURPOSE OF THE PRODUCT SUPPLIED TO MANNKIND.
          8.3 Covenants. Contemporaneous with the Effective Date, the Parties hereby agree to negotiate in good faith the execution of a Quality/Technical Agreement. Such Quality/Technical Agreement shall be mutually agreed to in writing prior to placement of any Purchase Order for the Product.
9. Indemnification And Liability
          9.1 Mutual Indemnification. Each Party (the “Indemnifying Party”) shall indemnify and hold harmless the other Party and its Affiliates, and their respective directors, employees, consultants and agents (the “Indemnified Parties”) from and against any and all liabilities, losses, damages, costs, and other expenses (including attorneys’ and expert witnesses’ costs and fees) (“Losses”) incurred by the Indemnified Parties as a result of any claim, demand, action or proceeding by any third party (a “Claim”) to the extent arising from or relating to (i) any material breach of any representation, warranty, covenant, or obligation of the Indemnifying Party under this Agreement or any intentional misconduct or negligence by the Indemnifying Party or any of its employees, agents, or subcontractors, or (ii) the manufacture, sale and/or use of End Product by or on behalf of MannKind, except, in each case, to the extent such Losses result from the intentional misconduct or negligence of, any of the Indemnified Parties.
          9.2 Indemnification Procedures. In the event of any Claim for which any Indemnified Party is or may be entitled to indemnification hereunder, the Indemnified Party may, at its option, require the Indemnifying Party to defend such Claim at the Indemnifying Party’s sole expense. Indemnifying Party may not agree to settle any such Claim without the Indemnified Party’s express prior written consent.
          9.3 Failure to Defend or Settle. If the Indemnifying Party fails or wrongfully refuses to defend or settle any Claims, then the Indemnified Party shall, upon written notice to the Indemnifying Party, have the right to defend or settle (and control the defense of)

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such Claims. In such case, the Indemnifying Party shall cooperate, at its own expense, with the Indemnified Party and its counsel in the defense and settlement of such Claims, and shall pay, as they become due, all costs, damages, and reasonable legal fees incurred therefore.
          9.4 Liability. IN NO EVENT WILL EITHER OF THE PARTIES BE LIABLE TO THE OTHER FOR ANY INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGES OR LOSS OF PROFITS IN RELATION TO, OR ARISING OUT OF THE OPERATION OR TERMINATION OF THIS AGREEMENT.
EACH PARTY’S LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT, REGARDLESS OF THE CAUSE OF ACTION, IS LIMITED TO THE TOTAL VALUE AMOUNT OF INVOICES PAID BY MANNKIND UNDER THIS AGREEMENT WITHIN THE 12 MONTHS IMMEDIATELY PRECEDING SUCH CLAIM.
10. Insurance Protection. Each Party shall obtain and maintain during the term of this Agreement liability, comprehensive, and workers’ compensation insurance with a reputable insurance company to help protect against those insurable risks that such Party may incur in connection with the performance of its obligations under this Agreement. Each Party shall provide, upon request, to the other Party any such policies of such insurance, and the premium receipt(s) and insurance certificate(s) therefore.
11. Term; Termination
          11.1 Term. This Agreement shall begin on the Effective Date and, unless terminated sooner as provided in § 11.2, end December 31st 2012 (the “Initial Term”); provided, however, that the Initial Term is extended for consecutive two-year periods (each an “Extension Period”) unless:
     (i) MannKind fails to provide Organon, at least twenty four (24) months prior to the end of the Initial Term or an Extension Period, with a forecast of its Fixed Annual Quantity requirements of the Product with respect to the two (2) calendar years following such Initial Term or Extension Period, as appropriate; or
     (ii) Either Party provides written notice to the other of the termination of this Agreement at least twenty three (23) months prior to the end of the Initial Term or any Extension Period, as appropriate.
          11.2 Termination Events
     (a) For Cause. A Party shall have the right to terminate this Agreement for cause if the other Party materially breaches this Agreement and fails to cure such material breach within sixty (60) days after receiving written notice that specifies the particulars of such breach.
     (b) Force Majeure. A Party shall have a right to terminate this Agreement in accordance with § 13.13.

     (c) Business Circumstances. A Party shall have the right to terminate this Agreement in the event of the other Party’s liquidation, bankruptcy or state of insolvency.
     (d) Regulatory Decisions. MannKind may terminate this Agreement upon a thirty (30) day written notice to Organon in the event that the FDA, EMEA and/or JP either fail to approve or withdraws approval of the End Product.
     (e) Manufacturing Decisions. Either Party may terminate this Agreement upon a ninety (90) day written notice to the other Party if the Parties fail to reach agreement after any mediation conducted in accordance with § 5.6.
          11.3 Effects of Termination. Upon the expiration or termination of this Agreement: (a) MannKind shall pay to Organon all amounts due to Organon under this Agreement; and (b) Organon shall deliver to MannKind all Product for which a delivery date under a Purchase Order has passed; and (c) each Party shall return to the other Party, upon the other Party’s request, all tangible items of the other Party in its possession or under its control evidencing the Confidential Information of the other Party. The expiration or earlier termination of this Agreement shall not affect any rights or claims of a Party hereunder that accrued prior to the date of such expiration or earlier termination.
          In the event (i) the Agreement is terminated pursuant to § 11.2(d), or, only in the event the update, amendment or revision of Specifications referred to in § 5.6 is specifically related to the use of the Product in the End Product, pursuant to § 11.2 (e), and (ii) Organon is not able, under commercially viable terms, to sell all or part of the Fixed Annual Quantities for which MannKind at the termination date had not (yet) submitted a Purchase Order in accordance with § 4.1 (i.e. the Fixed Annual Quantities for both the Initial Term and the Extension Periods, if appropriate), to one or more third parties [ *** ], Organon is entitled to, and MannKind will pay[ *** ] a termination fee of [ *** ] in each case of the total price per gram, as listed in § 7.1[ *** ]
          11.4 Transition Plan. In the event of the termination by Organon of this Agreement for any reason, Organon will cooperate in good faith with MannKind to bring about a smooth and orderly transition to a new supplier of Product (including an Affiliate of MannKind), including by assisting MannKind in transition planning (the Parties acknowledge that such planning must be started well in advance of the termination). Organon shall reasonably provide customary assistance, consistent with industry standards, to MannKind in securing inventory of Product to mitigate the potential risks and damages associated with such termination. Nothing in the foregoing creates an obligation by Organon to provide any of its Intellectual Property, or rights thereto, to MannKind.
          11.5 Survival. Sections (§) § 1, § 3, § 8, § 9, § 10, § 11.3 and § 11.4, § 12, and § 13 shall survive the expiration or termination of this Agreement.

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12. Confidential Information
          12.1 Confidentiality Obligations. Each Party shall at all times, and notwithstanding any termination or expiration of this Agreement, hold in confidence and not disclose to any third party Confidential Information of the other Party, except as approved in writing by the other Party to this Agreement, and shall use the Confidential Information for no purpose other than the purposes expressly permitted by this Agreement. Each Party shall only permit access to Confidential Information of the other Party to those of its employees, consultants, agents, and attorneys having a need to know and who are bound by confidentiality obligations at least as restrictive as those contained herein. The obligations in this § 12.1 shall terminate [ *** ] from the date of expiration or termination of this Agreement in accordance with § 11.
          12.2 Exceptions to Confidentiality Obligations. A Party’s obligations under this Agreement with respect to any portion of the other Party’s Confidential Information shall terminate when the Party that is subject to such obligations can document in writing that such information: (a) entered the public domain through no fault of such Party; (b) it was in such Party’s possession free of any obligation of confidence at the time it was communicated to such Party by the other Party; (c) it was rightfully communicated to such Party free of any obligation of confidence subsequent to the time it was communicated to such Party by the other Party; or (d) it was developed by employees or agents of such Party independently of and without reference to any information communicated to such Party by the other Party.
          12.3 Authorized Disclosure. Notwithstanding anything to the contrary, a Party shall not be in violation of § 12.1 with regard to a disclosure of the other Party’s Confidential Information that is in response to a valid order by a court or other governmental body or necessary to comply with applicable law or governmental regulations, provided that if such Party is required to make any such disclosure of the other Party’s Confidential Information it shall to the extent practicable give reasonable advance notice to the other Party of such disclosure requirement in order to permit the other Party to seek confidential treatment of or to limit the Confidential Information required to be disclosed.
          12.4 Separate Confidential Disclosure Agreements. Any prior confidential disclosure agreements between the Parties are incorporated by reference to this Agreement, except for the Confidentiality Agreement. In case of a discrepancy between the terms of this Agreement and such prior agreements, the terms of this Agreement shall prevail; in case of a discrepancy between the terms of this Agreement and the Confidentiality Agreement, the terms of the Confidentiality Agreement shall prevail. Notwithstanding the foregoing, the Parties from time to time may execute additional confidential disclosure agreements, as required by their respective SOPs, for the limited and specific purpose of conducting audits.
13. Miscellaneous
          13.1 Assignment. Except as expressly provided hereunder, and subject to the Confidentiality Agreement, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of

***	CONFIDENTIAL TREATMENT REQUESTED

the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent, to any Affiliate. Notwithstanding the foregoing, any such assignment to an Affiliate shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.
          13.2 Relationship of the Parties. It is expressly agreed that Organon and MannKind shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency of any kind. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.
          13.3 Amendment. Unless otherwise provided herein, this Agreement may not be changed, waived, discharged, or terminated orally, but instead only by a written document that is signed by the duly authorized officers of both Parties.
          13.4 Waiver. No failure or delay by either Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial waiver thereof include any other or further exercise thereof or the exercise of any other right, power, or privilege.
          13.5 Severability. Whenever possible, each provision of the Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any term or provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement and this Agreement shall be interpreted and construed as if such provision had never been contained herein.
          13.6 Notices. All notices and statements to be given (which shall be in writing) and all payments to be made hereunder shall be given or made at the respective addresses of the Parties as set forth above, unless notification of a change of address is given. All notices, payments and statements to be made hereunder shall be mailed by certified or registered mail, return receipt requested, or sent by overnight courier, or by facsimile or other electronic means. Any notice given pursuant to this Agreement by mail shall be considered effective three (3) business days after mailing. Any notice sent by overnight courier shall be considered effective one day after mailing. The date of transmission of any notice sent by electronic means shall be deemed to be the date the notice or statement is transmitted.
          13.7 Construction. The section headings of this Agreement are inserted only for ease of reference only, and shall not be used to interpret, define, construe, or describe the scope or extent of any aspect of this Agreement. Unless otherwise expressly stated, when used in this Agreement the word “including” means “including but not limited to.” Each Party represents that it has had the opportunity to participate in the preparation of this

Agreement and hence the Parties agree that the rule of construction that ambiguities be resolved against the drafting Party shall not apply to this Agreement.
          13.8 No Third Party Beneficiaries. Unless expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person other than MannKind and Organon any rights, remedies, or other benefits under or by reason of this Agreement.
          13.9 Dispute Resolution. If a dispute arises under this Agreement, the Parties shall use reasonable efforts to attempt to resolve such dispute, including escalation of discussions to the appropriate level of management, as provided in § 13.12, prior to exercising any remedies that may exist before commencing an action against the other Party. Notwithstanding the foregoing, either Party may at any time seek equitable relief under § 13.10 without first attempting to resolve a dispute under this § 13.9 provided, however, that such Party notifies the other Party promptly after it files any such action.
          13.10 Equitable Relief. Each Party acknowledges and agrees that any breaches or violations of § 3 or § 12 may cause the non-breaching Party irreparable damage for which the award of monetary damages would be inadequate. Consequently, the non-breaching Party may seek to enjoin the breaching Party from any and all acts in violation of any such provisions, which remedy shall be cumulative and not exclusive, and a Party may seek the entry of an injunction enjoining any breach or threatened breach of such provisions, in addition to any other relief to which the non-breaching Party may be entitled at law or in equity.
          13.11 Governing Law. This Agreement shall be governed by and interpreted under the laws of England without regard to its conflict or choice of law provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.
          13.12 Alternative Dispute Resolution. The Parties shall attempt by direct negotiation, between the Project Team, or pertinent members, in good faith to resolve promptly any dispute arising out of or relating to this Agreement. If the matter cannot be resolved in the normal course of business either Party shall give the other Party written notice of any such dispute not resolved at which time the dispute shall be referred to the senior management of the respective Parties who shall likewise attempt to resolve the dispute.
If the dispute has not been resolved by negotiation as detailed above, or if the Parties fail to meet, within twenty (20) business days from such notice, then the Parties shall endeavor to settle the dispute by mediation under the supervision of and in accordance with the CPR Model Mediation Procedure for Business Disputes in Europe. Unless otherwise agreed, both parties or each individual party may request the CPR to appoint an independent mediator. The language of the mediation shall be in English and the seat of mediation shall be agreed upon by both parties and, in the event the parties do not timely agree, the seat will be determined by the mediator.

If the dispute has not been resolved by mediation as detailed above, either party may submit the dispute to arbitration to the CPR for resolution in accordance with the CPR Arbitration Rules and Commentary. A single, impartial arbitrator mutually acceptable to the Parties shall conduct the arbitration. In the event the Parties cannot agree on an arbitrator within ten (10) business days after the end of the aforesaid twenty (20) business days, either Party may have an arbitrator appointed by the CPR.
The location of the arbitration shall be in London, United Kingdom, unless the Parties agree otherwise. As a condition of appointment of the arbitrator, said arbitrator shall agree to use her/his best efforts to conclude the proceeding within thirty (30) business days. Said arbitrator shall further have the authority to limit the volume of evidence and documents to be submitted by the Parties. Any court having jurisdiction thereof may enter judgment upon the award rendered by the arbitrator. This § 13.2 shall, however, not be construed to limit or to preclude either Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as necessary or appropriate.
          13.13 Force Majeure. Neither Party shall be liable to the other for any failure or delay in the performance of any of its obligations under this Agreement arising out of any event or circumstance beyond its reasonable control, including war, rebellion, terrorism, civil commotion, strikes, lock-outs or industrial disputes; fire, explosion, earthquake, acts of God, flood, drought, or bad weather; or requisitioning or other act or order by any government, council, or constituted body. If such failure or delay occurs, then the affected Party shall give the other Party notice of the circumstances causing such failure or delay, and such Party shall be excused from the performance of such of its obligations that it is thereby disabled from performing for so long as it is disabled and for thirty (30) days thereafter; provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such failure or delay. Notwithstanding the foregoing, if a Party is disabled from the performance of any material obligation under this Agreement for a period of ninety (90) days or more, then the other Party shall have the right to terminate this Agreement upon written notice to the other Party, in which event the provisions of § 11.3 shall apply.
          13.14 Attorneys’ Fees. If any claim, action, or dispute arises between the Parties with respect to any matter covered by this Agreement that leads to a proceeding before a court of competent jurisdiction to resolve such claim, the Prevailing Party in such proceeding shall be entitled to receive from the other Party its reasonable attorneys’ fees, expert witness fees, court costs and other out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief that it may be awarded. For purposes of this § 13.14, the term “Prevailing Party” means that Party in whose favor any monetary or equitable award is made or in whose favor any dispute is resolved, regardless of any settlement offers.
          13.15 Publicity. Neither Party shall disclose the fact that they are conducting business together or the existence of, or the provisions of, this Agreement to any other party unless such disclosure is in response to a valid order by a court or other governmental body or necessary to comply with applicable governmental law or regulations provided. Notwithstanding the foregoing, each Party shall have the right to issue from time to time press releases that disclose the relationship of the Parties under this Agreement upon the agreement of the Parties, which agreement shall not be unreasonably withheld, delayed, or conditioned. Any press releases that are to be issued by either Party shall be in a form and substance as may be mutually agreed upon by the Parties.
          13.16 Entire Agreement. This Agreement includes all exhibits attached hereto (subject to § 8.3 with regard to the Quality/Technical Agreement) and any Specifications that are executed by authorized representatives of the Parties, and constitutes the entire Agreement by and between the Parties as to the subject matter hereof. Notwithstanding § 12.4, this Agreement supersedes and replaces in its entirety all prior agreements, understandings, letters of intent, and memoranda of understanding by and between the Parties hereto, in either written or oral form. No amendment or modification of this Agreement shall be valid unless set forth in writing referencing this Agreement and executed by authorized representatives of both Parties.
          13.17 English Language. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement, or delivered pursuant to the terms of this Agreement, shall be in the English language. Any proceedings related to dispute resolution including, but not limited to legal, equitable, or alternative dispute resolution, shall be conducted in the English language.
          In Witness Whereof, the Parties hereto have this day caused this Agreement to be executed by their duly authorized officers.

N.V. Organon		MannKind Corporation

By:	/s/ Peter Kuiper Name: Peter Kuiper Title: EVP Global Manufacturing	By:	/s/ Hakan Edstrom Name: Hakan Edstrom Title: President & Chief Operating Officer

Date: 7-11-2007		Date: 11-16-07

N.V. Organon

By:	/s/ Gert-Jan Renardel de Lavalette
Name: Gert-Jan Renardel de Lavalette
Title: VP Marketing & Sales

Date: 7-11-2007

Exhibit A
SPECIFICATION
[ *** ]

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Exhibit B
QUALITY/TECHNICAL AGREEMENT

Exhibit C
CONFIDENTIALITY AGREEMENT